EVERY SHAREHOLDER'S VOTE IS IMPORTANT!

                THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" EACH PROPOSAL.


                         PLEASE VOTE,  SIGN, DATE AND PROMPTLY RETURN
                                    YOUR PROXY TODAY!


                       Please detach at perforation before mailing.

         - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                          MENTOR SHORT-DURATION INCOME PORTFOLIO,
                                   a series of Mentor Funds


                            PROXY FOR THE MEETING OF SHAREHOLDERS
                                 TO BE HELD ON OCTOBER 15, 1999


         The undersigned, revoking all Proxies heretofore given, hereby appoints Paul F. Costello, Gordon Forrester, Michael H. Koonce and Maureen E. Towle or any of them as Proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all shares of Mentor Short-Duration Income Portfolio, a series of Mentor Funds ("Mentor Short-Duration"), that the undersigned is entitled to vote at the special meeting of shareholders of Mentor Short-Duration to be held at 2:00 p.m. on Friday, October 15, 1999 at the offices of Mentor Funds, 901 East Byrd Street, Richmond, Virginia 23219 and at any adjournments thereof, as fully as the undersigned would be entitled to vote if personally present.

                           NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON THIS PROXY. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian, or custodian for a minor, please give your full title. When signing on behalf of a corporation or as a partner for a partnership, please give the full corporate or partnership name and your title, if any.

                           Date                 , 1999


                           ----------------------------------------

                           ----------------------------------------
                    Signature(s) and Title(s), if applicable

 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF MENTOR FUNDS. THIS PROXY WILL BE VOTED AS SPECIFIED BELOW
WITH RESPECT TO THE ACTION TO BE TAKEN ON THE FOLLOWING
PROPOSALS. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSALS IF NO CHOICE IS INDICATED. THE BOARD OF TRUSTEES OF MENTOR FUNDS RECOMMENDS A VOTE FOR THE PROPOSALS. PLEASE MARK YOUR VOTE BELOW IN BLUE OR BLACK INK. DO
NOT USE RED INK.  EXAMPLE:                           X

         1. To approve an Agreement and Plan of Conversion and Termination whereby Mentor Short-Duration will be reorganized as a series of Evergreen Fixed Income Trust.

      ---- FOR                   ---- AGAINST                       ---- ABSTAIN

         2. To approve the proposed changes to Mentor Short- Duration's fundamental investment restrictions.


  ---- FOR ALL               ---- AGAINST ALL                   ---- ABSTAIN ALL

               To vote against or to abstain from voting on one or more of the proposed changes to the specific fundamental investment restrictions, but to approve all others, check the "FOR ALL" box above and indicate the number(s) of the investment restriction(s) you do not want to change in the appropriate boxes below. Please see Exhibit C of the Prospectus/Proxy Statement to determine which sub- proposal topics are applicable to Mentor Short-Duration.


         If you choose to vote differently on individual restrictions you must mail in your proxy card. If you choose to vote the same on all restrictions pertaining to Mentor Short- Duration, telephone and Internet voting are available.

         2A.      Diversification
         2B.      Concentration
         2C.      Senior securities
         2D.      Borrowing
         2E.      Underwriting
         2F.      Real estate
         2G.      Commodities
         2H.      Lending
         2I.      To reclassify as nonfundamental
                 certain fundamental restrictions
                 that are no longer required to be
                 fundamental:


2I(i).            Short sales                   To vote against a
2I(ii).           Margin purchases              particular proposed
2I(iii).          Pledging                      change applicable to
2I(iv).           Restricted securities         Mentor Short-
2I(v).            Unseasoned issuers            Duration, write the
2I(vi).           Illiquid securities           number(s) in the box
2I(vii).          Officers' and directors'      below.
                  ownership of securities       ___________________
2I(viii).         Control or management         /_________________/
2I(ix).           Joint trading
2I(x).            Other investment              To abstain from
                  companies                     voting on a
2I(xi).           Oil, gas and minerals         particular proposed
2I(xii).          Foreign securities            change applicable to
2I(xiii).         Warrants                      Mentor Short-
                                                Duration,
                                                write     the
                                                number(s)  in
                                                the       box
                                                below.
                                                _________________
                                                /________________/





         3. To approve an Agreement and Plan of Reorganization whereby Evergreen Short-Intermediate Bond Fund, a series of Evergreen Fixed Income Trust, will (i) acquire all of the assets of Mentor Short- Duration in exchange for shares of Evergreen Short-Intermediate Bond Fund; and (ii) assume the identified liabilities of Mentor Short- Duration, as substantially described in the accompanying Prospectus/Proxy Statement.

     ---- FOR                   ---- AGAINST                       ---- ABSTAIN

         4. To consider and vote upon such other matters as may properly come before said meeting or any adjournments thereof.

      ---- FOR                   ---- AGAINST                       ---- ABSTAIN

This redlined draft, generated by CompareRite - The Instant Redliner, shows the differences between original document : F:\RNH\SALEM29\SHORTINT\N14PROXY.C and revised document: F:\RNH\SALEM29\SHORTINT\PEA1PROX.C

CompareRite found   13 change(s) in the text
CompareRite found    0 change(s) in the notes

Deletions appear as struck-through text
Additions appear as "redlined" text